Exhibit 99.1

Xometry Reports Second Quarter 2022 Results

•
Marketplace growth accelerates: Revenue increases 89% year-over-year driven by accelerating marketplace growth as well as supplier services including Thomas.
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Strong gross margin and gross profit trends driven by AI pricing/supplier selection and additional supplier services: Gross profit up 217% year-over-year. Marketplace gross profit increased 25% quarter-over-quarter.
•
Expect strong growth for balance of 2022: We expect revenue growth of 81-83% to $395-$400 million, driven by increasing active buyers and suppliers, added supplier services and revenue synergies with Thomas.
•
Expect further operating leverage: Q2 Adjusted EBITDA loss of $8.3 million, a $4.4 million quarter-over-quarter improvement. We expect operating leverage to further improve in the second half of 2022. We expect to be Adjusted EBITDA positive for 2023.
•
Robust marketplace and supplier service product expansion: Launched the Industrial Buying Engine™ (IBE) to digitize sourcing on Thomasnet including instant quote and on platform request-for-quote capability. Launched Workcenter, a cloud-based manufacturing execution system for suppliers, which also will be open to third-party developers to build integrated applications.

ROCKVILLE, MD., August 10, 2022 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), the global online marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the second quarter ended June 30, 2022.

“In Q2 2022, Xometry delivered accelerated marketplace growth, robust expansion in marketplace gross margin and significant operating leverage quarter-over-quarter,” said Randy Altschuler, Xometry’s CEO. “We introduced important new products including the Industrial Buying Engine and Workcenter providing integrated solutions for our buyers and suppliers. Although we are still in the early innings of the secular digitization of the manufacturing industry, Xometry has become the digital marketplace connecting buyers with suppliers. With our supplier network expanding domestically and abroad, we are playing an instrumental role in helping create locally resilient supply chains irrespective of macro events.”

Second Quarter 2022 Financial Highlights

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Total revenue for the second quarter 2022 was $95.6 million an increase of 89% year-over-year.
•
Marketplace revenue for the second quarter of 2022 was $75.6 million.
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Supplier services revenue for the second quarter of 2022 was $20.0 million.
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Total gross profit for the second quarter 2022 was $37.7 million an increase of 217% year-over-year.
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Marketplace Active Buyers increased 40% from 23,942 as of June 30, 2021 to 33,491 as of June 30, 2022.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 76% from 508 as of June 30, 2021 to 894 as of June 30, 2022.
•
Marketplace Percentage of Revenue from Existing Accounts was 95%.
•
Net loss attributable to common stockholders was $16.6 million for the quarter, an increase of $4.3 million year-over-year, and Adjusted EBITDA was negative $8.3 million for the quarter, reflecting an decrease of $0.8 million year-over-year. Net loss for Q2 2022 includes $5.5 million of stock-based compensation.
•
Cash and cash equivalents and marketable securities were $356.7 million as of June 30, 2022.

Second Quarter 2022 Business Highlights

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Hosted our first Xometry Summit “The Xometry Marketplace: Powering Tomorrow’s Supply Chain” on June 29th. The virtual event featured speakers from leading companies and manufacturers and focused on new technologies that are accelerating the digitization of all aspects of manufacturing – from the procurement process, to the ways in which small- and medium manufacturers run their businesses. A replay of the event is available at live.xometry.com.
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Launched the Industrial Buying Engine (IBE) which helps customers source and purchase from the more than 500,000 suppliers on Thomasnet.com. The IBE provides buyer choice including instant quote “buy-it-now” functionality and digitizes the old and time-consuming request-for-quote process. Through the Industrial Buying Engine, buyers can request quotes for products and services from suppliers.
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Introduced Workcenter (WC) which gives suppliers a one-stop view into all of their Xometry and non-Xometry work. A cloud-based manufacturing execution system, Workcenter brings the job board and financial services into one, easy-to-use platform. With Workcenter, shop owners can build and manage workflows for all their projects, including those from non-Xometry customers, and also quote new projects from Xometry and Thomas.
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Opened up the API-enabled Workcenter to third-party developers, establishing Workcenter as an emerging platform for innovators seeking to deliver an ecosystem of interconnected solutions for suppliers.
•
Extended Xometry quoting capabilities into new categories based on the data and suppliers from the Thomas network. The new processes include laser tube cutting and tube bending.
•
Began taking orders from Chinese customers in April and expanded the supplier base on the local manufacturing network.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
	(unaudited)			(unaudited)
Consolidated
Revenue	$95,615	$50,589	89%	$179,286	$94,510	90%
Gross profit	37,696	11,875	217%	70,635	21,710	225%
Net loss attributable to common stockholders	(16,553)	(12,264)	(35)%	(36,565)	(22,765)	(61)%
EPS—basic and diluted	(0.35)	(1.46)	76%	(0.78)	(2.79)	72%
Adjusted EBITDA(1)	(8,300)	(9,073)	9%	(21,026)	(17,882)	(18)%
Non-GAAP net loss(1)	(8,447)	(9,538)	11%	(20,974)	(18,800)	(12)%
Non-GAAP EPS-basic and diluted(1)	(0.18)	(1.14)	84%	(0.45)	(2.30)	80%

Marketplace
Revenue	$75,598			$140,013
Cost of revenue	53,492			100,233
Gross Profit	$22,106			$39,780

Supplier services
Revenue	$20,017			$39,273
Cost of revenue	4,427			8,418
Gross Profit	$15,590			$30,855
(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of June 30,
	2022	2021	% Change

Active Buyers(3)	33,491	23,942	40%
Percentage of Revenue from Existing Accounts(3)	95%	95%	—%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	894	508	76%

(2)
These key operating metrics are for Marketplace.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of June 30, 2022 and 2021, and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2022 and 2021.

Financial Guidance and Outlook:

	Q3 2022		FY 2022
	(in millions)
	Low	High	Low	High
Revenue	$102.0	$104.0	$395.0	$400.0
Adjusted EBITDA	$(7.0)	$(6.0)	$(33.0)	$(31.0)

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. ("Xometry", the "Company", "we" or "our") uses Adjusted EBITDA and Non-GAAP net loss and Non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest income (expense), income tax (expense) benefit, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment charges and acquisition and other adjustments not reflective of the Company's ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company has included non-GAAP net loss, which is our net loss adjusted for stock-based compensation expense, depreciation and amortization, amortization of discount and issuance costs on convertible notes, unrealized loss on marketable securities, charitable contributions of common stock, impairment charges and acquisition and other adjustments not reflective of the Company's ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs (collectively, “non-GAAP net loss”).

Non-GAAP Earnings Per Share (Non-GAAP EPS): The Company calculates Non-GAAP net income (loss) per share as Non-GAAP net income (loss) divided by weighted average number of Class A common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA and Non-GAAP net loss and Non-GAAP EPS provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Percentage of Revenue from Existing Accounts: The Company defines “accounts” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity and create locally resilient supply chains. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on August 10, 2022. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Second Quarter 2022 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Wednesday, August 10, 2022
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To register please use the following link: https://register.vevent.com/register/BI35b5aa7646bb4334bcde4a94727a4d05
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter and full year 2022, certain expected synergies from recent acquisitions and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, including the impact of the COVID-19 pandemic on our business and operations and our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

# # #

(Tables Follow)

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$46,833	$86,262
Marketable securities	309,830	30,465
Accounts receivable, less allowance for doubtful accounts of $1.5 million as of June 30, 2022 and $0.8 million as of December 31, 2021	43,991	32,427
Inventory	1,727	2,033
Prepaid expenses	7,724	6,664
Other current assets	4,118	5,580
Total current assets	414,223	163,431
Property and equipment, net	13,443	10,287
Operating lease right-of-use assets	24,029	27,489
Investment in unconsolidated joint venture	4,301	4,198
Intangible assets, net	41,147	41,736
Goodwill	259,971	254,672
Other assets	627	773
Total assets	$757,741	$502,586
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,175	$12,718
Accrued expenses	29,157	30,905
Contract liabilities	10,725	7,863
Operating lease liabilities, current portion	5,723	5,549
Finance lease liabilities, current portion	—	2
Total current liabilities	59,780	57,037
Operating lease liabilities, net of current portion	14,053	16,920
Convertible notes	278,972	—
Income taxes payable	1,532	1,468
Other liabilities	1,789	1,678
Total liabilities	356,126	77,103
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 44,545,080 shares and 43,998,404 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	610,331	597,641
Accumulated other comprehensive income	85	149
Accumulated deficit	(209,906)	(173,341)
Total stockholders’ equity	400,510	424,449
Noncontrolling interest	1,105	1,034
Total equity	401,615	425,483
Total liabilities and stockholders’ equity	$757,741	$502,586

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$95,615	$50,589	$179,286	$94,510
Cost of revenue	57,919	38,714	108,651	72,800
Gross profit	37,696	11,875	70,635	21,710
Sales and marketing	18,145	8,858	37,430	16,422
Operations and support	12,180	5,489	24,538	9,820
Product development	7,796	4,091	15,085	7,755
General and administrative	15,057	5,238	28,017	9,562
Impairment of long-lived assets	119	-	119	-
Total operating expenses	53,297	23,676	105,189	43,559
Loss from operations	(15,601)	(11,801)	(34,554)	(21,849)
Other (expenses) income
Interest expense	(1,209)	(350)	(1,978)	(681)
Interest and dividend income	474	-	570	-
Other expenses	(482)	(113)	(1,444)	(235)
Income from unconsolidated joint venture	269	-	303	-
Total other expenses	(948)	(463)	(2,549)	(916)
Loss before income taxes	(16,549)	(12,264)	(37,103)	(22,765)
Benefit for income taxes	-	-	559	-
Net loss	(16,549)	(12,264)	(36,544)	(22,765)
Net income attributable to noncontrolling interest	4	-	21	-
Net loss attributable to common stockholders	$(16,553)	$(12,264)	$(36,565)	$(22,765)
Net loss per share, basic and diluted	$(0.35)	$(1.46)	$(0.78)	$(2.79)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	47,074,246	8,390,088	46,932,702	8,158,753

Comprehensive loss:
Foreign currency translation	$14	$(13)	$(14)	$17
Total other comprehensive (loss) income	14	(13)	(14)	17
Net loss	(16,549)	(12,264)	(36,544)	(22,765)
Comprehensive loss	(16,535)	(12,277)	(36,558)	(22,748)
Comprehensive income attributable to noncontrolling interest	37	-	71	-
Total comprehensive loss attributable to common stockholders	$(16,572)	$(12,277)	$(36,629)	$(22,748)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(36,544)	$(22,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,807	1,487
Impairment of long-lived assets	119	-
Reduction in carrying amount of right-of-use asset	3,540	543
Stock based compensation	8,935	2,480
Non-cash interest expense	-	111
Revaluation of contingent consideration	434	-
Income from unconsolidated joint venture	(103)	-
Donation of common stock	1,285	-
Unrealized loss on marketable securities	1,190	-
Non-cash income tax benefit	(559)	-
Loss on sale of property and equipment	71	-
Amortization of deferred costs on convertible notes	781	-
Deferred taxes benefit	(2)	-
Changes in other assets and liabilities:
Accounts receivable, net	(11,833)	(6,874)
Inventory	272	778
Prepaid expenses	(1,649)	(5,270)
Other assets	(3,861)	500
Accounts payable	1,873	7,522
Accrued expenses	(2,041)	(453)
Contract liabilities	2,862	1,915
Lease liabilities	(2,773)	(534)
Net cash used in operating activities	(34,196)	(20,560)
Cash flows from investing activities:
Purchase of marketable securities	(280,559)	-
Proceeds from sale of marketable securities	4	-
Purchases of property and equipment	(5,436)	(2,748)
Proceeds from sale of property and equipment	165	-
Net cash used in investing activities	(285,826)	(2,748)
Cash flows from financing activities:
Payments in connection with initial public offering	-	(524)
Proceeds from stock options exercised	2,470	1,332
Proceeds from issuance of convertible notes	287,500	-
Costs incurred in connection with issuance of convertible notes	(9,309)	-
Payments on finance lease obligations	(2)	(6)
Net cash provided by financing activities	280,659	802
Effect of foreign currency translation on cash and cash equivalents	(66)	(17)
Net decrease in cash and cash equivalents	(39,429)	(22,523)
Cash and cash equivalents at beginning of the period	86,262	59,874
Cash and cash equivalents at end of the period	$46,833	$37,351
Supplemental cash flow information:
Cash paid for interest	$-	$659
Non-cash investing activity:
Non-cash purchase of property and equipment	-	(150)
Non-cash financing activity:
Non-cash amounts incurred in connection with initial public offering	-	(25,938)

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Net loss	$(16,549)	$(12,264)	$(36,544)	$(22,765)
Add (deduct):
Interest expense, interest and dividend income and other expenses	1,217	463	2,852	916
Depreciation and amortization expense(1)	2,008	753	3,807	1,487
Income tax benefit	—	—	(559)	—
Amortization of lease intangible	333	—	666	—
Stock-based compensation(2)	5,479	1,975	8,935	2,480
Charitable contribution of common stock	1,285	—	1,285	—
Income from unconsolidated joint venture	(269)	—	(303)	—
Acquisition and other(3)	(1,923)	—	(1,284)	—
Impairment of long-lived assets	119	—	119	—
Adjusted EBITDA	$(8,300)	$(9,073)	$(21,026)	$(17,882)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP Net Loss:
Net loss	$(16,549)	$(12,264)	$(36,544)	$(22,765)
Add (deduct):
Depreciation and amortization expense(1)	2,008	753	3,807	1,487
Stock-based compensation(2)	5,479	1,975	8,935	2,480
Amortization of lease intangible	333	—	666	—
Amortization of deferred costs on convertible notes	469	—	781	—
Unrealized loss on marketable securities	332	—	1,190	—
Acquisition and other(3)	(1,923)	—	(1,284)	—
(Gain) loss on sale of property and equipment	—	(2)	71	(2)
Charitable contribution of common stock	1,285	—	1,285	—
Impairment of long-lived assets	119	—	119	—
Non-GAAP Net Loss	$(8,447)	$(9,538)	$(20,974)	$(18,800)

Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted	47,074,246	8,390,088	46,932,702	8,158,753

Non-GAAP EPS, basic and diluted	$(0.18)	$(1.14)	$(0.45)	$(2.30)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Segment Revenue:	(unaudited)		(unaudited)
U.S.	$87,675	$47,228	$163,724	$88,526
International	7,940	3,361	15,562	5,984
Total revenue	$95,615	$50,589	$179,286	$94,510

Segment Net Loss:
U.S.	$(11,222)	$(9,440)	$(26,245)	$(17,602)
International	(5,331)	(2,824)	(10,320)	(5,163)
Total net loss attributable to common stockholders	$(16,553)	$(12,264)	$(36,565)	$(22,765)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Summary of Stock-based Compensation Expense	(unaudited)		(unaudited)
Sales and marketing	$1,300	$302	$1,936	$355
Operations and support	1,741	590	3,164	694
Product development	1,128	416	2,022	491
General and administrative	1,310	667	1,813	940
Total stock-based compensation expense	$5,479	$1,975	$8,935	$2,480

Summary of Depreciation and Amortization Expense
Cost of revenue	$24	$12	$58	$49
Sales and marketing	776	30	1,550	61
Operations and support	16	56	27	88
Product development	805	631	1,599	1,240
General and administrative	387	24	573	49
Total depreciation and amortization expense	$2,008	$753	$3,807	$1,487